METROPOLITAN SERIES FUND, INC.
Sub-Item 77M Mergers

Incorporated by reference from the following:

Form N-14 relating to the Agreement and Plan of Reorganization whereby the assets of Money Market Portfolio were transferred to the BlackRock Money Market Portfolio (the "Portfolio"), a series of the Fund, in exchange for Class A shares of the Portfolio, filed under Rule 497 on February 7, 2006.

Form N-14 relating to the Agreement and Plan of Reorganization whereby the assets of High Yield Bond Trust were transferred to the Western Asset Management High Yield Bond Portfolio (the "Portfolio"), a series of the Fund, in exchange for Class A shares of the Portfolio, filed on February 7, 2006.

Form N-14 relating to the Agreement and Plan of Reorganization whereby the assets of The Tactical Aggressive Stock Account for Variable
Annuities were transferred to the MetLife Mid Cap Stock Index Portfolio (the "Portfolio"), a series of the Fund, in exchange for Class A shares of the Portfolio, filed under Rule 497 on March 22, 2006

Form N-14 relating to the Agreement and Plan of Reorganization whereby the assets of The Tactical Growth and Income Stock Account for Variable Annuities were transferred to the MetLife Stock Index Portfolio (the "Portfolio"), a series of the Fund, in exchange for Class A shares of the Portfolio, filed under Rule 497 on March 22, 2006.

Form N-14 relating to the Agreement and Plan of Reorganization whereby the assets of The Tactical Short-Term Bond Account for Variable
Annuities were transferred to the BlackRock Money Market Portfolio (the "Portfolio"), a series of the Fund, in exchange for Class A shares of the Portfolio, filed under Rule 497 on March 22, 2006.

Form N-14 relating to the Agreement and Plan of Reorganization whereby the assets of The Travelers Quality Bond Account for Variable Annuities were transferred to the BlackRock Bond Income Portfolio (the
"Portfolio"), a series of the Fund, in exchange for Class A shares of the Portfolio, filed under Rule 497 on March 13, 2006.

Form N-14 relating to the Agreement and Plan of Reorganization whereby the assets of The Travelers Money Market Account for Variable Annuities were transferred to the BlackRock Money Market Portfolio (the
"Portfolio"), a series of the Fund, in exchange for Class A shares of the Portfolio, filed under Rule 497 on March 13, 2006.